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Exhibit 10.4

THIRD AMENDMENT TO CREDIT AGREEMENT

        THIRD AMENDMENT TO CREDIT AGREEMENT (collectively, this "Third Amendment"), dated as of December 23, 2003, among DADE BEHRING HOLDINGS, INC., a Delaware corporation ("Holdings"), DADE BEHRING INC., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Holdings, the Borrower, the Lenders, General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Syndication Agents, and the Administrative Agent are parties to a Credit Agreement, dated as of October 3, 2002 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

        WHEREAS, subject to the terms and conditions of this Third Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

        NOW, THEREFORE, it is agreed:

I.
Amendments to Credit Agreement.

        1.     Section 4.02(d) of the Credit Agreement is hereby amended by (i) deleting clause (w) appearing in the second parenthetical in said Section and inserting the following new clause (w) in lieu thereof:

    "(w) any proceeds received from (I) a Qualified Offering or (II) the sale or issuance by Holdings of equity shares of Holdings Common Stock (including, without limitation, as a result of the exercise of any options or warrants with regard thereto and any such sales or issuances pursuant to the Employee Stock Purchase Plan), or options or warrants to purchase equity shares of Holdings Common Stock, to any employee, officer or director of Holdings or any of its Subsidiaries, to the extent (and only to the extent) the same are actually utilized to redeem Rollover Senior Subordinated Notes in accordance with the requirements of clause (x) of the proviso appearing in Section 8.13(i),".

        2.     Section 8.13(i) of the Credit Agreement is hereby amended by deleting subclause (x) clause of the proviso appearing in said Section and inserting the following new clause (x) in lieu thereof:

    "(x) if no Default or Event of Default exists or would result therefrom, the net cash proceeds from (I) a Qualified Offering or (II) the sale or issuance by Holdings of equity shares of Holdings Common Stock (including, without limitation, as a result of the exercise of any options or warrants with regard thereto and any such sales or issuances pursuant to the Employee Stock Purchase Plan), or options or warrants to purchase equity shares of Holdings Common Stock, to any employee, officer or director of Holdings or any of its Subsidiaries, in either case may be used to redeem outstanding Rollover Senior Subordinated Notes in an aggregate amount for all such redemptions not to exceed 35% of the original principal amount of the Rollover Senior Subordinated Notes pursuant to, and in accordance with the requirements of, the "equity clawback" provisions contained in Section 6(b) of the Rollover Senior Subordinated Notes.".

II.
Miscellaneous Provisions.

        1.     In order to induce the Lenders to enter into this Third Amendment, each of Holdings and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date, both before and after giving effect to this Third Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both before and after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

        2.     This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

        3.     This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

        4.     THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        5.     This Third Amendment shall become effective on the date (the "Third Amendment Effective Date") when Holdings, the Borrower and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number 212-354-8113);

        6.     From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement and the Security Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

        *      *      *

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

DADE BEHRING HOLDINGS, INC.
By:	/s/ JOHN M. DUFFEY
	Name:	John M. Duffey
	Title:	Senior Vice President and Chief Financial Officer
DADE BEHRING INC.
By:	/s/ JOHN M. DUFFEY
	Name:	John M. Duffey
	Title:	Senior Vice President and Chief Financial Officer
DEUTSCHE BANK AG, NEW YORK BRANCH, Individually and as Administrative Agent
By:	/s/ DEUTSCHE BANK AG
Name:
Title:
By:	/s/ DEUTSCHE BANK AG
Name:
Title:

SIGNATURE PAGE TO THE THIRD AMENDMENT TO CREDIT AGREEMENT, DATED AS OF DECEMBER 23, 2003, AMONG DADE BEHRING HOLDINGS, INC., DADE BEHRING INC., VARIOUS FINANCIAL INSTITUTIONS, DEUTSCHE BANK SECURITIES INC., AS LEAD ARRANGER AND LEAD BOOK RUNNER, GENERAL ELECTRIC CAPITAL CORPORATION AND THE ROYAL BANK OF SCOTLAND PLC, AS SYNDICATION AGENTS, AND DEUTSCHE BANK AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT
[NAME OF INSTITUTION]

By:	/s/ DEUTSCHE BANK AG
Name:
Title:

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  Exhibit 10.4
THIRD AMENDMENT TO CREDIT AGREEMENT